UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

(713) 627-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 8, 2015, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC (together with the Partnership and Spectra Energy Partners (DE) GP, LP, the “Spectra Parties”) entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, common units representing limited partner interests in the Partnership having an aggregate offering price of up to $1,000,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed by the Partnership and the Managers.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to the Managers as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Units to the Managers as principal would be pursuant to the terms of a separate terms agreement between the Partnership and the Managers.

The Units will be issued pursuant to the Partnership’s Shelf Registration Statement on Form S-3 (Registration No. 333-207862).

The Managers and/or affiliates of each of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Spectra Parties and their affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Managers are lenders under the Partnership’s credit facility and affiliates of the Managers may in the future hold its commercial paper. To the extent the Partnership uses proceeds from the offering to repay indebtedness under the credit facility or commercial paper program, such affiliates may receive proceeds from the offering.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Agreement described under Item 1.01 above, effective as of December 8, 2015, the Spectra Parties terminated that certain Equity Distribution Agreement dated March 25, 2015 with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (together, the “Former Sales Agents”). The Former Sales Agents are also Managers under the Agreement described under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement dated as of December 8, 2015, among Spectra Energy Partners, LP, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Units.

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ Laura J. Buss Sayavedra
Laura J. Buss Sayavedra
Vice President and Treasurer

Date: December 8, 2015

Exhibit Index

Exhibit No.	Description

1.1	Equity Distribution Agreement dated as of December 8, 2015, among Spectra Energy Partners, LP, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Units.

8.1	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 8.1).